UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1st, 2018

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877-424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 1st, 2018, the Board of Directors appointed Mr. Yasha Borstein as the Company’s Chief Data Officer. Mr. Borstein has been brought into the company specifically to implement a Data Governance policy necessary for the Company’s Cancer Cell Line and CTC research at its new Laboratory in the Rehovot Science Park in Israel, pursuant to the License for this research recently granted the Company from the Israeli Ministry of Health.

Mr. Borstein, 55, is recognized in the field of Data Management, and has an extended track record of Enterprise Risk Management for Fortune 500 companies, specifically in creating Risk Management Protocols and software for Neuroscience and AIDS research; along with extensive experience in Artificial Intelligence and big data analytics. Mr. Borstein received his MA in Econometrics from McGill University in 1987, and is a member of the International Police Association.

ITEM 9.01 FINANCIAL STATEMENTS & EXHIBITS

(d) Exhibits

99.1       Board Resolution Appointing Yasha Borstein as CDO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13th, 2018

Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad
Eyal Barad, Director, CEO